UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 17, 2014, The Cooper Companies, Inc. (“Cooper”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Cooper’s definitive Proxy Statement filed with the SEC on January 31, 2014. Each of the proposals was approved by the stockholders as set forth below.

Proposal 1 – Election of a Board of Eight Directors

The following individuals were elected to serve as directors of Cooper until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
A. Thomas Bender (Chairman)	41,379,884	879,632	32,880	1,783,951
Michael H. Kalkstein	41,395,719	863,868	32,808	1,783,952
Jody S. Lindell	41,780,379	479,461	32,556	1,783,951
Gary S. Petersmeyer	41,825,111	433,312	33,973	1,783,951
Steven Rosenberg	41,370,383	888,021	33,991	1,783,952
Allan E. Rubenstein, M.D. (Vice-Chair & Lead Director)	41,390,101	867,903	34,391	1,783,952
Robert S. Weiss	41,492,408	766,719	33,268	1,783,952
Stanley Zinberg, M.D.	41,381,392	876,397	34,607	1,783,951

Proposal 2 – Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2014

The appointment of KPMG LLP to serve as Cooper’s independent registered public accounting firm for the fiscal year ending October 31, 2014 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
43,494,290	532,416	49,610	31

Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers

The stockholders adopted, on an advisory basis, a resolution approving the Company’s compensation of the Named Executive Officers as presented in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
41,875,090	263,876	153,460	1,783,921

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 17, 2014 regarding Cooper Annual Stockholder Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

Dated: March 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 17, 2014 regarding Cooper Annual Stockholder Meeting